UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)		June 13, 2011

SELECTIVE INSURANCE GROUP, INC.
(Exact name of registrant as specified in its charter)

New Jersey	001-33067	22-2168890
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

40 Wantage Avenue, Branchville, New Jersey		07890
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code		(973) 948-3000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01.	Entry into a Material Definitive Agreement.

On June 13, 2011, Selective Insurance Group, Inc. (“Selective”) entered into a Credit Agreement (the “Agreement”) among Selective, the lenders named therein (the “Lenders”), and Wells Fargo Bank, National Association, as Administrative Agent.  Under the Agreement, the Lenders have agreed to provide Selective with a $30 million credit facility, which can be increased to $50 million with the consent of the Lenders.  The Agreement will mature on June 13, 2014.

Interest rates on borrowings under the credit facility are dependent on Selective’s debt rating and based on either LIBOR interest periods selected by Selective at the time of borrowing, or a base rate adjusted by a specified margin.  The type of rate is determined at Selective’s option at the time of borrowing.

The Agreement contains representations, warranties and covenants that are customary for credit facilities of this type, including, without limitation, financial covenants under which Selective is obligated to maintain a minimum consolidated net worth, minimum combined statutory surplus, and maximum ratio of consolidated debt to total capitalization, and covenants limiting the ability of Selective to:  (i) merge or liquidate; (ii) incur debt or liens; (iii) dispose of assets; (iv) make investments and acquisitions; and (v) engage in transactions with affiliates.

The Agreement also contains customary events of default, including, without limitation:  (i) failure to pay principal, interest or fees when due; (ii) covenant default; (iii) material breach of representations or warranties; (iv) cross-default to other debt in excess of an agreed amount; (v) insolvency or bankruptcy; (vi) monetary judgment in excess of an agreed amount; and (vii) a change in control.  If an event of default under the Agreement occurs and is continuing, then the Administrative Agent may declare outstanding obligations under the Agreement immediately due and payable.

The above description is a summary and is qualified in its entirety by the terms of the Agreement, which will be filed with Selective’s next Quarterly Report on Form 10-Q.

Item 1.02.	Termination of a Material Definitive Agreement.

Selective, as borrower, was a party to a Credit Agreement, dated August 25, 2009, for a $30,000,000 revolving credit facility, with the lenders named therein, and Wachovia Bank, National Association, as Administrative Agent, which was scheduled to mature on August 11, 2011 (the “Prior Credit Agreement”).  The Prior Credit Agreement was terminated on June 13, 2011 upon Selective’s entering into the Agreement.  See Item 1.01 of this Current Report on Form 8-K for a discussion of the Agreement.

Section 2 – Financial Information

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SELECTIVE INSURANCE GROUP, INC.

Date: June 13, 2011	By:	/s/ Michael H. Lanza
Michael H. Lanza
Executive Vice President and General Counsel